GCB
Curaçao Gaming Control Board

Certificate

This is to certify that Interstellar Entertainment N.V., a company incorporated under the laws of Curaçao with Company Number **166178** and is licensed by the Curaçao Gaming Control Board since 16/Jul/2024 to offer games of chance under license number **OGL/2024/1042/0564** in accordance with the National Ordinance on Offshore Games of Hazard (Landsverordening buitengaatse hazardspelen, P.B. 1993, no. 63) (NOOGH).

The licensee has been granted approval to operate the following domains under its License:

highroller.com

fruta.com

This certificate was issued on 16/Jul/2024